SECURITIES AND EXCHANGE COMMISSION

                                         Washington, D.C. 20549



                                                FORM 8-K

                                             CURRENT REPORT
                                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                                    SECURITIES EXCHANGE ACT OF 1934.




Date of Report:                  February 17, 1994
                                (Date of earliest event reported)




                                         THE DELTONA CORPORATION
																																								--------------------------



         DELAWARE                     1-4719            59-0997584
- ----------------------------						-------------							---------------
(State of other jurisdiction      (Commission       (I.R.S. employer
     of incorporation)            file number)      identification No.)



   3250 S. W. THIRD AVENUE
       MIAMI, FLORIDA                           									 33129
- ---------------------------  																									-------------
   (Address of principal                               (Zip Code)
    executive office)




Registrant's telephone number, including area code:         (305) 854-1111

ITEM  5         OTHER EVENTS

        On March 10, 1994, the Registrant was advised that Selex International B.V., a Netherlands corporation ("Selex"), which holds approximately 43.1% of the Registrant's outstanding Common Stock, filed Amendment No. 2 dated February 17, 1994 to its Schedule 13D (the "Amendment") with the Securities and Exchange Commission (the "Commission"). In the Amendment, Selex reported that it, together with Yasawa Holding N.V., a Netherland Antilles corporation ("Yasawa") which holds approximately 4.4% of the Registrant's outstanding Common Stock, and their affiliates are uncertain as to whether they will provide any further funds to the Registrant. The Amendment further stated that Selex, Yasawa and their affiliates are seeking third parties to provide finance for the Registrant and that as part of any such transaction, they would be willing to sell or restructure all or a portion of their loans and Common Stock in the Registrant.

      The Registrant has stated in previous filings with the Commission that the obtainment of additional funds to implement its marketing program and achieve the objectives of its business plan is essential to enable the Registrant to maintain operations and continue as a going concern. Since December, 1992, the Registrant has been dependent on loans and advances from Selex, Yasawa and their affiliates in order to implement its marketing program and assist in meeting its working capital requirements. During the last six months of 1993, Selex, Yasawa and their affiliates loaned the Registrant an aggregate of $4,400,000 pursuant to a Loan Agreement dated July 14, 1993 and amendments thereto (the "Third Selex Loan"). The Third Selex Loan is secured by substantially all of the property of the Registrant. Funds advanced under the Third Selex Loan enabled the Registrant to commence implementation of the majority of its marketing program. As indicated in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 24, 1993, however, implementation of the marketing program was delayed until the third quarter of 1993, such that the full benefits of the program could not be realized in 1993.

        In March, 1994, an affiliate of Yasawa reimbursed the Registrant for $265,000 of expenses previously incurred by the Registrant in operating a venture between the Registrant and an affiliate of Yasawa. Also, in February and March, 1994 Selex, Yasawa and their affiliates provided the Registrant with approximately $697,500 in additional funds. Of these funds, $437,500 was in the form of a loan from Yasawa and $260,000 resulted from the purchase by an affiliate of Selex of certain multi-family property at the Registrant's St. Augustine Shores, Florida community pursuant to an existing option agreement (the property was purchased at a price of $312,000, with $260,000 being paid to the Registrant in cash and $52,000 of debt due Selex being assumed by the affiliate).

        The Registrant also stated in its Quarterly Report on Form 10-Q for the quarter ended September 24, 1993, that it was engaged in discussions with external financing sources concerning its 1994 financing requirements. For a variety of reasons, such negotiations have terminated.

       Inasmuch as funding is not presently available from external sources and, as stated in their Amendment, Selex, Yasawa and their affiliates have not determined whether they will provide any further funds to the Registrant, the Registrant is facing a severe cash shortfall. As a consequence of its liquidity position, the Registrant has defaulted on certain obligations, including its escrow obligations to the State of Florida, Department of Business Regulation, Division of Florida Land Sales, Condominiums and Mobile Homes (the "Division") pursuant to the Registrant's 1992 Consent Order with the Division, its obligation under its lease for its corporate offices and its obligation to make required interest payments under loans from Selex, Yasawa and their affiliates. Furthermore, the Registrant has not paid certain real estate taxes which aggregate more than $1,100,000.

        Because of the Registrant's default on its escrow account obligations, the Division is requiring the Registrant, in accordance with the terms of the 1992 Consent Order, to deposit collections on all contracts and mortgages receivable in such escrow account until the deficiency has been satisfied. Since collections on receivables have, in the past, been used to meet the Registrant's working capital requirements, this recent action has caused a critical strain on the Registrant's liquidity situation.

       The Registrant is also subject to certain pending litigation which may adversely affect the financial condition of the Registrant, as follows:

        On December 8, 1993, the landlord of the Registrant's headquarters building in Miami, Florida filed a complaint against the Registrant styled Five_Points_Limited_v._The_Deltona_Corporation, Case No. 93-22877, in the Circuit Court for Dade County, Florida. In its complaint, the plaintiff is seeking damages against the Registrant for an alleged breach of the lease for the office building. The complaint alleges that the Registrant has defaulted in its obligation to make payments under the lease and seeks damages in excess of $272,000 for additional past due rent, plus damages for acceleration of lease payments in excess of $4,000,000. On February 17, 1994 the Court entered an Order requiring the Registrant to pay uncontested back rent of approximately $240,000, plus uncontested rent of approximately $48,000, commencing on March 1, 1994. To date, the Registrant has not paid any amounts to the Court under this Order.

        On February 28, 1994, the Registrant was served with an action styled Lee,_et.al._v._The_Deltona_Corporation, Case No. 94-3808, filed in the Circuit Court for Dade County, Florida. In the complaint, the plaintiff alleges that the liquidated damages provision in the Registrant's contracts for the sale of its properties is unenforceable under Florida law and contests the method utilized by the Registrant to calculate actual damages in the event of contract cancellations. As part of its complaint, the plaintiff is seeking certification as a class action, as well as unspecified compensatory damages, together with interest, costs and fees. The lawsuit has only recently been filed. The Registrant believes it has meritorious defenses to the plaintiff's claims and intends to vigorously defend this action.

        The Registrant is presently in default of all its loans to Selex, Yasawa and their affiliates due to its failure to make required interest payments. In its Amendment, Selex, Yasawa and their affiliates have reported that they are currently reviewing their rights and options under such loans. They are considering, among other actions, declaring defaults under the loans, seeking to realize on their security interests in the assets of the Registrant through mortgage foreclosures and other actions, and restructuring their loans (which might involve, among other things, accepting certain assets of the Registrant in exchange for reduction of their loans).

       As previously stated, Selex, Yasawa and their affiliates are also seeking to locate third parties to provide financing for the Registrant. As part of any such transaction, Selex, Yasawa and their affiliates have indicated that they are willing to sell or restructure all or a portion of their loans and Common Stock in the Registrant. They have also indicated that they are willing to sell their interests in the Registrant at a significant discount. Consummation of any such transaction may result in a change in control of the Registrant.
There can be no assurance, however, that any such transaction will result or that any financing will be obtained. Accordingly, the Registrant's Board of Directors is also considering other appropriate action given the severity of the Registrant's liquidity position.

ITEM 7          FINANCIAL STATEMENTS AND EXHIBITS


Exhibit
Number                       Exhibits                                   Pages
- ----------											--------------------------------------											---------
  4                  First, Second, Third, Fourth and Fifth
                     Amendments to Loan Agreement dated July
                     14, 1993 between the Registrant and
                     Selex International B.V.

 10                  Agreement for Purchase and Sale of Land
                     in St. John's County, Florida dated March
                     8, 1994.

 99                  Press Release dated March 10, 1994.

                                  SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                THE DELTONA CORPORATION
                                                     (Registrant)



Date: March 14, 1994                    BY:    _Earle_D._Cortright,_Jr._
                                                Earle D. Cortright, Jr.
                                                President and Chief Financial
                                                 Officer